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                             Confidential Treatment

                                                                    Exhibit 10.3

                                License Agreement

This Agreement is made this 7th day of November, 1997 (the "Effective Date"), by and between ELI LILLY & COMPANY having its principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285 and its Affiliates (collectively, "ELI LILLY") and Cubist Pharmaceuticals Incorporated, a Delaware corporation having its principal place of business at 24 Emily Street, Cambridge, MA, 02139 and its Affiliates (collectively "CUBIST") as follows:

                                    Article 1

                                   Definitions

As used throughout this Agreement, the following terms shall have the meanings indicated in this Article.

"Affiliate" means any corporation or other entity which directly or indirectly controls, is controlled by or is under common control with a party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than [ ]* of the outstanding voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to manage, direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint [ ]* or more of the members of the governing body of the corporation or other entity. Any such other relationship as in fact results in actual control over the management, business and affairs of a corporation or other entity shall also be deemed to constitute control.

"Average Market Price" shall mean the average closing price for CUBIST common stock for twenty consecutive trading days, the last day of which is immediately prior to five days prior to the event that triggered such payment of CUBIST common stock to ELI LILLY.


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"Compound" means [         ]* or a pharmaceutically acceptable salt thereof or a
pharmaceutically acceptable formulation thereof which is in Lilly's possession on the Effective Date.

"Confidential Information" means any information and data received by a party from the other party, as well as the terms of this Agreement. Notwithstanding the foregoing, Confidential Information shall not include any part of such Confidential Information that: (1) is or becomes part of the public domain other than by unauthorized acts of the party obligated not to disclose such Confidential Information; (ii) can be shown by written documents to have been disclosed to the receiving party by a third party, provided such Confidential Information was not obtained by such third party directly or indirectly from the disclosing party with an obligation for such third party to maintain the confidentiality of such information; (iii) prior to disclosure under this Agreement, was already in the possession of the receiving party and such possession can be evidenced by written documents, provided such Confidential Information was not obtained directly or indirectly from the disclosing party with an obligation to maintain the confidentiality of such information, (iv) can be shown by written documents to have been independently developed by the receiving party without breach of any of the provisions of this Agreement and such independent development can be evidenced by written documents', or (v) is disclosed by the receiving party pursuant to interrogatories, requests for information or documents, subpoena, civil investigative demand issued by a court or governmental agency or as otherwise required by law, provided, however, that the receiving party notifies the disclosing party immediately upon receipt thereof, giving such disclosing party sufficient advance notice to permit it to seek a protective order or other similar order with respect to such Confidential Information and provided, further, that the receiving party furnishes only that portion of the Confidential Information which it is advised by counsel is legally required whether or not a protective order or other similar order is obtained by the disclosing party.

"ELI LILLY Program" shall mean a research, development and/or marketing project that ELI LILLY, its Affiliates, and/or a third party, pursuant to an Agreement with ELI LILLY, have been committing non-trivial financial and/or human resources to advance.


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"Field" shall mean the treatment of infectious diseases except, [      ]*

"Know-How" means all information and data reasonably useful for the development, process development, regulatory approval, manufacture, use, formulation or sale of Compound in the Field which (i) is in the possession of ELI LILLY as of the Effective Date or is created by ELI LILY after the Effective Date, (ii) ELI LILLY can provide using reasonble efforts and (iii) ELI LILLY is free to provide without obligation to any third party. Such Know-How may include information that is secret, whether or not patentable, relating to materials, methods, processes, procedures, protocols, techniques, formulae and data reasonably useful for the development, regulatory approval, manufacture or use of Compound in the Field.

"Major Market Country" shall mean the United States, Canada, Japan, the United Kingdom, Germany, France, Italy, Spain, Switzerland, Netherlands and Belgium.

"Net Sales" means the amounts received by CUBIST and/or its sublicensees on sales or other transfers for commercial use of Compound, and products incorporating Compound, to independent third parties in bona fide arms length transactions, less the following deductions actually allowed and taken by such independent third parties and not otherwise recovered by or reimbursed by CUBIST or its sublicensees:

         (a)      [                 ]*;

         (b)      [                 ]*;

         (c)      [                 ]*; and

         (d)      [                 ]*

If CUBIST or its sublicensees sell or transfer Compound, or any products incorporating Compound for commercial use, other than (i) reasonable quantities of promotional samples or (ii) to an independent third party in a bona fide arm's length transaction, Net Sales shall be determined based upon the resale or other retransfer to an independent third party in an arm's length transaction by the entity to whom such Compound, or product, was sold or transferred by Cubist or its sublicensee. If there is no such resale or retransfer, Net Sales shall be determined based on the


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average Net Sales price as determined in the immediately preceding royalty accounting period as set forth in Section 4.02.

In the event Compound is sold as a component of a combination of functional elements, Net Sales for purposes of determining royalty payments on such combination shall be calculated by multiplying the Net Sales price of such combination by the fraction [ ]* In the event no separate sale of either such above-designated Compound or such above-designated non-Compound portion of the combination is made during the accounting period in which the sale of the combination was made, Net Sales shall be calculated by multiplying the Net Sales price of the combination by the fraction [ ]*

"Patent(s)" means any of ELI LILLY's patents, pending patent applications, and future. patent applications, including, but not limited to, those set forth on
Exhibit 3 attached hereto, which claim Compound, formulations of Compound, processes for preparing Compound or use of Compound in the Field, any United States or foreign counterpart patents and applications, and any continuing, divisional, reissue, re-examination and substitute patents and applications based, in whole or in part, on any of the foregoing patents and patent applications, together with all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals, extensions, supplementary protection certificates and complementary protection certificates of any of the foregoing which are owned by ELI LILLY and under which ELI LILLY has rights to grant a sublicenses.

"Phase II Clinical Trial" shall mean clinical studies conducted in accordance with Good Clinical Practices ("GCPs") in a small number of healthy volunteers to establish efficacy and obtain a preliminary indication of the dosage of Compound.

"Phase III Clinical Trial" shall mean large scale clinical studies in patients conducted in accordance with GCPs primarily to establish safety and efficacy of Compound.

"Valid Claim" shall mean a claim of an issued and unexpired Patent which has not been withdrawn, canceled, revoked, disclaimed, or held invalid, unenforceable or unpatentable by a final and unappealed (within the time allowed for appeals) or unappealable judgment or decision of a court or other governmental agency of competent jurisdiction


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                                    Article 2

                                  License Grant

2.00 ELI LILLY grants to CUBIST the following worldwide, exclusive licenses subject to the conditions set forth herein below in Section 2.01:

(a) Under the Patents, to develop, manufacture, formulate, have manufactured, import, use, distribute for sale, market and sell Compound in the Field; and

(b) To use the Know-How for the development, manufacture, formulation, use, distribution for sale, marketing, and sale of Compound consistent with the terms of this Agreement.

2.01 (i) Subject to Section 2.01(ii) below, CUBIST shall have the right to grant sub-licenses under the Patents and Know-How, for use in the Field, provided that the terms and conditions of such sub-licenses are consistent with and no less restrictive than the terms and conditions of this Agreement, and any such disclosure or transfer of Compound shall be limited to use solely in the Field.

         (ii) In the event that, during the term of this Agreement, CUBIST actively seeks to grant a sub-license to a third party for the development of the Compound in the Field which sublicense includes, but is not necessarily limited to, the right to develop and/or commercialize an oral or intravenous formulation of the Compound, CUBIST agrees to inform ELI LILLY of such determination by written notice, which notice shall include (a) a description in reasonable detail of the subject matter of the proposed sub-license and (b) the terms on which CUBIST would be willing to grant ELI LILLY such rights (the "Sublicense Notice"). ELI LILLY shall thereupon have a period of [ ]* (the "Notice Period") to either accept CUBIST's terms in writing or to make a written counter-proposal. If ELI LILLY accepts CUBIST's proposal or makes a counter-proposal, the parties will, for a period of up to [ ]* from receipt by ELI LILLY of the Sublicense Notice (the "Negotiation Period"), seek in good faith to enter into a definitive agreement for such rights. If ELI LILLY does not by the expiration of the Notice Period either accept CUBIST's proposal or make a counter-proposal, or the parties negotiate in good faith and fail to reach agreement by the expiration of the Negotiation


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Period, CUBIST shall be free to enter into a sub-license for such rights with a
third party,[        ]*

2.02 CUBIST shall notify ELI LILLY within [        ]* of the identity of each
sublicensee together with a summary of the principal terms of any sub-license, and shall take all reasonable steps in the event of a breach of any sub-license by the sub-licensee to enforce the same.

2.03 CUBIST acknowledges that ELI LILLY has disclosed certain Know-How to CUBIST prior to the execution of this Agreement and CUBIST shall treat such Know-How in accordance with the terms of this Agreement. During the term of this Agreement, ELI LILLY shall disclose to CUBIST such other Know-How as is directly related to CUBIST's activities under the license granted in Article 2.00 and which ELI LILLY can provide to CUBIST using reasonable efforts.

2.04 Promptly after the Effective Date, ELI LILLY may provide CUBIST with reasonable access to consult with pertinent ELI LILLY employees that have had prior experience working with Compound in the Field at ELI LILLY to enhance the preclinical or clinical development and manufacturing of the Compound, provided that such consultation shall occur at a mutually agreeable time and place and that ELI LILLY will only provide such access to current employees which are reasonably able to provide CUBIST with ELI LILLY Know-How relating to the scale-up, manufacture, or formulation of Compound for use in the Field. CUBIST shall be responsible for all reasonable expenses its own personnel and ELI LILLY personnel incur in association with any such consultations. Upon CUBIST's request, ELI LILLY shall provide CUBIST and its sublicensees with all Know-How, information and data owned by ELI LILLY which ELI LILLY can provide using reasonable efforts to the extent such Know-How, information and data is reasonably required to further CUBIST's or its sub-licensees' ability to develop, scale-up, obtain regulatory approval for, manufacture, distribute, use, formulate or sell Compound for use in the Field. CUBIST agrees to treat all Know-How disclosed to it as Confidential Information of ELI LILLY.

2.05 ELI LILLY shall deliver to CUBIST, ELI LILLY's available inventory of Compound. ELI LILLY shall not be required to perform any manufacturing of Compound for CUBIST.


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                                    Article 3
                                  Diligence and
                                   Regulatory

3.00 CUBIST shall use commercially reasonable efforts to develop and test the Compound in the Field, to perform all pre-clinical, clinical and other studies of such Compound necessary to obtain regulatory approval for the manufacture, use and sale of Compound, and to market and sell Compound in the Field in all countries in which it is commercially reasonable to market such Compound. CUBIST shall fully fund these efforts, as well as any other work that is required for CUBIST to develop and market Compound in the Field.

CUBIST has prepared and provided to ELI LILLY a preliminary development plan attached hereto as Exhibit 2, which contains CUBIST's estimate, based upon data currently available to CUBIST concerning the subject matter of this Agreement, of the probable course of Compound development hereunder. As Compound development progresses, CUBIST will revise the plan from time to time to reflect the development and evolution of its plans regarding development, regulatory approvals, manufacturing and formulation, and clinical trials, and will provide ELI LILLY with a copy of any such materially revised plan as soon as reasonably possible after such revision occurs. [ ]*. The terms under which ELI LILLY shall acquire back all such rights shall be the subject of a separate agreement to be negotiated in good faith by the parties.

3.01 CUBIST represents that it intends to conduct clinical testing of Compounds to the extent that such testing is supported by safety and efficacy data required by the applicable regulatory agency.

3.02 Within thirty (30) days of the Effective Date, ELI LILLY shall deliver to CUBIST a copy of the Investigational New Drug Application filed with the United States Food and Drug Administration and foreign equivalents, if any relating to the Compound, and as soon thereafter as is commercially practicable, ELI LILLY shall transfer all other reasonably transferable information used in regulatory filings, laboratory data, clinical data, toxicology data, and scale-up, manufacturing and formulation information relating to Compound to CUBIST in a commercially reasonable time frame.


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3.03 Both ELI LILLY and CUBIST shall submit information and file reports to various governmental agencies to the extent they are lawfully required on compounds under clinical investigation, compounds proposed for marketing, or marketed drugs. Information must be submitted at the time of initial filing for investigational use in humans and at the time of a request for market approval of a new drug. In addition, supplemental information must be provided on compounds at periodic intervals and adverse drug experiences must be reported at more frequent intervals depending on the severity of the experience. Consequently, ELI LILLY and CUBIST agree, to the extent required by applicable law or regulations, to:

         1) provide to one another for initial and/or periodic submission to governmental agencies significant information on Compound from pre-clinical laboratory, animal toxicology and pharmacology studies, as well as serious or unexpected adverse experience reports from clinical trials and marketed commercial experiences with Compound.

         2) report to one another in such a manner and time so as to enable each party to comply with all governmental laws and regulations in territories for which registration is or will be sought.

         Serious adverse experience means any experience that suggests a significant hazard, contraindication, side effect or precaution, or any experience that is fatal or life threatening, Is permanently disabling, requires or prolongs inpatient hospitalization, or is a congenital anomaly, cancer or overdose.

         Unexpected adverse experience is one not identified in nature, specificity, severity or frequency in a current investigator brochure for Compound, or in CUBIST's labeling for Product.

3.04 CUBIST also agrees that if it contracts with a third party for research to be performed by such third party on Compound or if it sublicenses its rights herein to a third party, it will require such third party to comply with the reporting obligations (both to ELI LILLY and to regulatory agencies) set forth in this Section.

3.05 CUBIST shall comply with all applicable laws and regulations regarding the care and use of experimental animals, in a country where the development is carried out. All animals used to evaluate Compound shall be provided humane care and treatment in accordance with the most acceptable veterinary practices.


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                                    Article 4
                                    Payments

4.00     Cubist will pay [          ]* to ELI  LILLY as a license fee upon the
Effective Date of this Agreement.

4.01     CUBIST will also pay to ELI LILLY the following payments:

         (a) [         ]* as a license fee, to be paid upon the earlier of (i)
completion of CUBIST or CUBIST's sub-licensee's first Phase II Clinical Trial in a Major Market Country or (ii) upon the initiation of CUBIST or CUBIST's sub-licensees of patient dosing in the first Phase III Clinical Trial in a Major Market Country; said license fee to be paid in CUBIST common stock based on the Average Market Price for such CUBIST common stock;

         (b) [         ]* as a license fee, to be paid upon the date of CUBIST's
or CUBIST's sub-licensee's first regulatory submission in a Major Market Country for a license to market Compound, said license fee to be paid in CUBIST common stock, based on the Average Market Price for such CUBIST Common Stock; and

         (c) [         ]* as a license fee, to be paid upon the date of CUBIST's
or CUBIST's sub-licensee's first regulatory approval in a Major Market Country for their application to market Compound, said license fee to be paid in CUBIST common stock, based on the Average Market Price for such CUBIST Common Stock.

4.02 During the first [         ]* after the first commercial sale of Compound
in a Major Market Country, CUBIST will pay ELI LILLY royalties of [          ]*
on the first [          ]* of aggregate annual Net Sales of Compounds and
[       ]* on aggregate Net Sales between [         ]* and [          ]* and
[       ]* on aggregate annual Net Sales in excess of $150,000,000 in all countries ("Protected Countries") for so long as (a) the manufacture, use or sale of Compound is covered by a Valid Claim, or (b) there is no significant generic competition which causes a reduction of Net Sales of Compound by
[       ]* or more in any [        ]* period.


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After the expiration of the first [          ]* after first commercial sale in a
Major Market Country, CUBIST will pay ELI LILLY royalties of [        ]* on the
first [         ]* of aggregate annual Net Sales of Compound and [         ]* on
aggregate annual Net Sales between [         ]* and [         ]* and [        ]*
on aggregate annual Net Sales in excess of [          ]* in all countries
("Protected Countries") for so long as (a) the manufacture, use or sale of a Compound is covered by a Valid Claim, or (b) there is no significant generic
competition which causes a reduction of Net Sales of Compound by [         ]* or
more in any [         ]* period.

4.03 For a period of [         ]* following first commercial sale in a Major
Market Country, CUBIST will pay ELI LILLY royalties of [          ]* of
aggregate annual Net Sales in all countries that are not Protected Countries, but where the manufacture, use, sale or transfer of Compound utilizes Know-How
provided to CUBIST by ELI LILLY. [         ]* of Net Sales in countries that are
not Protected Countries shall be included in aggregate annual Net Sales of Compound calculated pursuant to Section 4.02 for purposes of determining the appropriate royalty percentage in Section 4.02.

4.04 In the event that CUBIST can demonstrate that external factors beyond its control (such as government-imposed price controls) have materially reduced CUBIST's profitability on sales of Compound in any Country, ELI LILLY agrees to consider in good faith an equitable reduction in the royalty rate applicable to such country under Section 4.02 or 4.03, as applicable.

4.05 The first payment under Articles 4.04 and 4.05 shall be due within [    ]*
after December 31 or June 30, whichever such date occurs first after the first commercial sale or transfer of Compound. Thereafter, payments under Articles
4.04 and 4.05 shall be made within [   ]* of each of December 31 and June 30 of
each year. Payments shall be accompanied by a report showing all facts necessary to the calculation of amounts due.

4.06 All royalty payments to ELI LILLY shall be in United States dollars. Royalty payments based on Net Sales in currencies other than United States dollars shall be converted to US dollars according to the


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average official rate of exchange for that currency as published in the Wall
Street Journal on the first and last days of the six-month period in which that royalty accrued (or, if not published on that day, the first and last publication days for the Wall Street Journal during that six month period). If such exchange rate is not published in the Wall Street Journal, then the rate shall be determined using average conversion rates that are accepted in the industry on the first and last days of the six month period in which the royalty accrued. All payments that are not to be made in CUBIST common stock, as specified herein. shall be paid in United States dollars.

4.07 If by law, regulation, or fiscal policy of a particular country, conversion into United States dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, CUBIST shall give ELI LILLY prompt written notice and shall pay the royalty due under this Article 4 through such means or methods as are lawful in such country as ELI LILLY may reasonably designate. Failing the designation by ELI LILLY of such lawful means or methods within thirty (30) days after such written notice is given to ELI LILLY, CUBIST shall deposit such royalty payment in local currency to the credit of ELI L]ILLY in a recognized banking institution designated by ELI LILLY, or if none is designated by ELI LILLY within the thirty (30) day period described above, in a recognized banking institution selected by CUBIST In and identified in a written notice to ELI LILLY by CUBIST, and such deposit shall fulfill all obligations of CUBIST with respect to such royalties.

4.08 CUBIST and its sub-licensees, if any, shall maintain complete and accurate books and records with respect to sale and use of Compound and all other information necessary to permit calculation and verification of amounts due under this Article 4 and Article 5 and Article 6, set forth below. Upon reasonable prior written notice to CUBIST, ELI LILLY may cause an independent agent to audit the books and records of CUBIST and its sub-licensees, if any, pertaining to the payment to ELI LILLY hereunder, for the sole purpose of confirming the amounts due, and the accuracy of the payments and reports;
provided that no such audit shall be permitted for periods exceeding [        ]*
prior to the date CUBIST receives such written notice. Any such audit shall be performed at ELI LILLY's expense during normal business hours and shall, if so required by CUBIST, be performed by a firm of independent public


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accountants reasonably acceptable to CUBIST. The independent agent shall report only such information as would properly be included in such a report. In the event of an underpayment, CUBIST shall promptly remit to ELI LILLY all amounts due. CUBIST shall require any sublicensee to agree to comply with all of the terms of this paragraph, including but not limited to making such report, maintaining such records, and permitting such audit.

[          ]*

4.09 Any late payments due to ELI LILLY shall be subject to interest charges
which rate shall be established at [         ]* above the prime interest rate in
effect on the date that such payment was first due to ELI LILLY.


                                    Article 5
                                Minimum Royalties

5.00 [        ]* after December 31 or June 30, whichever date occurs first, following the first twelve (12) month period after the first commercial sale of
Compound in a Major Market Country, CUBIST will pay ELI LILLY [          ]* as a
minimum royalty.

5.01 [        ]* after December 31 or June 30, whichever date occurs first, following the second twelve (12) month period after the first commercial sale of
Compound in a Major Market Country, CUBIST will pay to ELI LILLY [         ]* as
a minimum royalty.

5.02 [        ]* after December 31 or June 30, whichever date occurs first, following the third twelve (12) month period after the first commercial sale of
Compound in a Major Market Country, CUBIST will pay ELI LILLY [          ]* as a
minimum royalty.

5.03 CUBIST shall deduct any withholding taxes from the payments agreed upon under this Agreement and pay them to the proper tax authorities as required by applicable law. CUBIST shall maintain official receipts of any withholding taxes and forward these receipts to ELI LILLY. The parties will exercise their best efforts to ensure that any


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withholding taxes imposed are reduced as far as legally possible under the provisions of any treaties applicable to any payment made hereunder.


                                    Article 6
              Indemnification, Insurance and Limitation of Damages

6.00 CUBIST shall indemnify ELI LILLY and its directors, officers, employees and agents, as set forth in Article 6.02, with respect to (a) any third party claim or action against ELI LILLY based on CUBIST's or CUBIST's sublicensee's developing, making, distributing, selling, marketing, using or otherwise transferring Compound and (b) breach of any representation or warranty contained in Article 7 by CUBIST, provided, however that CUBIST shall have no duty to indemnify ELI LILLY to the extent that any such claim or action is subject to ELI LILLY's duty of indemnification set forth in Article 6.01.

6.01 ELI LILLY shall indemnify CUBIST, as set forth in Article 6.02, with respect to (a) any third party claim or action against CUBIST based on (i) activities of ELI LILLY, Its employees, or its agents with respect to Compound prior to the Effective Date, (ii) the negligence or willful misconduct of ELI LILLY, its employees and agents, and (b) breach of any representation or warranty contained in Article 7 by ELI LILLY, provided, however, that ELI LILLY shall have no duty to indemnify CUBIST to the extent that any such claim or action Is subject to CUBIST's duty of indemnification set forth in Article 6.00.

6.02 With respect to the claims and actions referenced in Articles 6.00 and 6.01 above, the indemnifying party shall defend any such claim or action against the indemnified party and shall pay all damages, judgments, costs, expenses (including attorneys' fees, but only to the extent that the indemnifying party fails to promptly assume the defense of such claims and actions) and liability awarded against the indemnified party, or settlements entered into, with respect to such claim or action, provided that the indemnified party (a) provides prompt written notice to the indemnifying party of any such claim or action, (b) allows the indemnifying party to assume the defense and settlement thereof, with counsel of its choice, and (c) provides reasonable assistance to the indemnifying party in connection with the defense and settlement thereof.

6.03 Prior to administration of Compound to any human, CUBIST shall provide to ELI LILLY an endorsement verifying customary levels of insurance for damages, judgments, costs, expenses (including attorneys' fees) and liability with respect to any third party claim or action based on CUBIST's or CUBIST's sublicensee's manufacture, distribution, use,


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marketing or sale of Compound, naming ELI LILLY, its directors, officers and employees as additional insureds on the policy, and shall have copies of such insurance policies delivered to ELI LILLY as soon as reasonably practical. In addition, evidence of insurance in the form of such endorsement shall be furnished to ELI LILLY at the inception of each subsequent phase of human clinical trials, as well as upon granting of NDA and PLA, but in no event less than annually upon the insurance policy renewal date. Such insurance shall remain in effect at customary levels throughout the term of this Agreement. ELI LILLY shall be informed thirty (30) days prior to any cancellation of or material decrease in the amount of coverage of such insurance by CUBIST or any other action that CUBIST reasonably should believe will result in decrease or cancellation of such insurance, or immediately upon receipt by CUBIST of a notice of cancellation of such insurance, on the effective date of which cancellation or decrease, clinical use of Compound must immediately cease, subject to CUBIST obtaining adequate replacement insurance. The foregoing shall not be interpreted to limit the scope or amount of CUBIST's indemnification obligation under Article 6.00.

Notwithstanding the foregoing, CUBIST shall be entitled to adopt an insurance program containing self insurance elements, to the extent that CUBIST is able to demonstrate to the reasonable satisfaction of ELI LILLY that such a program is not unusual in the industry for companies similarly situated (including financial condition to support such a program) or with respect to products with a risk profile similar to products licensed hereunder.

6.04 Other than as set forth elsewhere in this Agreement, in no event shall either party be liable for any special, consequential, indirect, or incidental damages, however caused and on any theory of liability, arising out of this Agreement. These limitations shall apply notwithstanding any failure of essential purpose of any limited remedy.

                                    Article 7
                   Representations, Warranties And Disclaimer

7.00 Each party represents and warrants to the other party that (a) it has the right to enter into this Agreement; (b) this Agreement has been duly authorized by all necessary action of such party and (c) the execution of this Agreement by the party will not conflict with or breach any other agreement to which it is a party or by which it is bound.

7.01 ELI LILLY represents that (a) it is party to an agreement with Ophidian which Agreement includes a covenant not to compete (b) if


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CUBIST notifies ELI LILLY that it desires to develop Compound for the treatment of clostridium difficile-induced colitis, ELI LILLY shall notify CUBIST if such covenant has expired or is terminated, (c) there is no other agreement known to ELI LILLY to which it is a party and by which it is bound that would conflict with or be breached by ELI LILLY granting the license in Article 2, (d) except as previously disclosed in writing to CUBIST, no other person or entity has claimed, or to ELI LILLY's knowledge has, any rights to or interest in the Patents and the Know- How in the Field to be licensed hereunder, and that to its knowledge, the manufacture, use, distribution, marketing or sale of the

Compound(s) can be performed without infringing the patent rights of any third party, and (e) as of the Effective Date ELI LILLY is conducting no development program relating to analogs or derivatives of the Compound, provided that ELI LILLY shall be free to commence and conduct any such program at any time hereafter.

7.02 ELI LILLY makes no representation or warranty that Compound made, used, or sold under the licenses granted herein is or will be free of claims of infringement of the patent rights of any third party (although it represents and warrants that it has no knowledge of (i) such infringement not heretofore disclosed to Cubist and (ii) any payment obligations that CUBIST will have to third parties in connection with CUBIST's development, manufacturing, marketing or sale of Compound) and makes no warranty or representation that any of the Patents to be licensed hereunder are valid or enforceable.

7.03 EXCEPT AS SET FORTH IN ARTICLES 7.00 AND 7.01 ABOVE, ELI LILLY EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

7.04     CUBIST acknowledges that the Compound(s) are highly experimental in
nature [        .]*

7.05 CUBIST warrants that all CUBIST common stock to be paid to ELI LILLY pursuant to this Agreement shall be properly issued and all legal requirements associated with such issuance to ELI LILLY shall be fulfilled.

The number of shares of CUBIST common stock payable to ELI LILLY shall be determined by dividing the payment amount by the Average Market Price to determine the number of shares.

For illustration purposes only, upon completion of CUBIST's first Phase II
Clinical Trial, CUBIST shall pay ELI LILLY [      ]* in CUBIST common stock. The
number of shares to be transferred to ELI LILLY shall be determined by dividing
[     ]* by the Average Market Price.


                                    Article 8
                              Patents And Know-How

8.00 In the event either of the parties shall learn of the infringement, or a challenge to the validity, enforceability, or title of any Patent (including any action for a declaratory Judgment) right licensed hereunder, or an action for unauthorized use or misappropriation of Know-How licensed hereunder, such party shall promptly notify the other party thereof in writing and shall provide the other party with any evidence in its possession of such infringement, challenge or action.

8.01     Actions Affecting Other ELI LILLY Programs.

         (i) During the term of this Agreement, ELI LILLY shall have the sole right, but no obligation, to bring or defend any suit or action relative to the patenting or patent enforcement directly relating to Compound, manufacture, use, distribution, marketing or sale of Compound in the Field which suit or action also materially affects intellectual property rights of ELI LILLY that relate to an active ELI LILLY Program, including the fight to recover for past infringement, or the unauthorized use or misappropriation of Know-How in the Field. If ELI LILLY finds it


--------------------------

* Confidential Treatment requested: material has been omitted and filed separately with the Commission.

necessary or desirable to join CUBIST in such suit or action, CUBIST shall execute all papers and perform such other acts as may reasonably be required, at ELI LILLY's expense, to join CUBIST in such suit or action. CUBIST may, at its option, join as a party to such suit and be, at its expense, represented by counsel of its choice, provided that ELI LILLY shall continue to control the prosecution or defense of such suit. Unless CUBIST and ELI LILLY otherwise agree, any amount recovered in any such action, whether by judgment or settlement, after deducting ELI LILLY's reasonable expenses (including attorneys' fees), and payment to CUBIST of damages in respect of CUBIST's lost profits for which ELI LILLY recovers payment and CUBIST's reasonable expenses (including attorneys' fees) incurred in connection with an action or suit in which ELI LILLY requested that CUBIST be Joined or in which CUBIST voluntarily joined, shall be paid to or retained by ELI LILLY.

         (ii) In the event ELI LILLY faIls to take action with respect to such infringement, or challenge to validity, enforceability or title, or action for unauthorized use or misappropriation of Know-How in the Field which materially affect intellectual property rights of ELI LILLY that relate to an active ELI LILLY program, within a reasonable period, no less than three (3) months, following receipt by ELI LILLY of reliable evidence of infringement, CUBIST shall have the right, but no obligation, to bring, or defend any such suit or action. ELI LILLY may, at its option, join as a party to such suit and be, at its expense, represented by counsel of its choice, provided that CUBIST shall continue to control the prosecution or defense of such suit. If CUBIST finds it necessary to join ELI LILLY in such suit or action, ELI LILLY shall execute all papers and perform such other acts as may be reasonably required at CUBIST's expense. Unless CUBIST and ELI LILLY otherwise agree, any amount recovered in any such action or suit, whether by judgment or settlement, after deducting CUBIST's reasonable expenses (including attorneys' fees) and payment to ELI LILLY of damages in respect of ELI LILLY's lost royalties for which CUBIST recovers payment and after payment to ELI LILLY of its reasonable expenses (including attorneys' fees) incurred in connection with an action or suit in which CUBIST requested that ELI LILLY be joined or which ELI LILLY voluntarily owned, shall be paid to or retained entirely by CUBIST.

  8.02     Actions Not Affecting Other Lilly Programs.

         (i) During the term of this Agreement, CUBIST shall have the sole right, but no obligation, to bring or defend any suit or action relative to the patenting or patent enforcement directly relating to Compound, manufacture, use, distribution, marketing or sale of Compound in the

Field which suit or action does not materially affect intellectual property rights of ELI LILLY that relate to an active ELI LILLY Program, including the right to recover for past infringement, or the unauthorized use or misappropriation of Know-How in the Field. If CUBIST finds it necessary or desirable to join ELI LILLY in such suit or action, CUBIST shall execute all papers and perform such other acts as may reasonably be required, at CUBIST's expense, to join ELI LILLY in such suit or action. ELI LILLY may, at its option, join as a party to such suit and be, at its expense, represented by counsel of its choice, provided that CUBIST shall continue to control the prosecution or defense of such suit. Unless CUBIST and ELI LILLY otherwise agree, any amount recovered in any such action or suit, whether by Judgment or settlement, after deducting CUBIST's reasonable expenses (including attorneys' fees) and payment to ELI LILLY of damages in respect of ELI LILLY's lost royalties for which CUBIST recovers payment and after payment to ELI LILLY of its reasonable expenses (including attorneys' fees) in connection with an action or suit in which CUBIST requested that ELI LILLY be joined or which ELI LILLY voluntarily joined, shall be paid to or retained entirely by CUBIST.

         (ii) In the event CUBIST faIls to take action with respect to such infringement, or challenge to validity, enforceability or title, or action for unauthorized use or misappropriation of Know-How in the Field which does not materially affect intellectual property rights of ELI LIILLY that relate to an active ELI LILLY program, within a reasonable period, no less than three (3) months, following receipt by CUBIST of reliable evidence of infringement, ELI LILLY shall have the right, but no obligation, to bring, or defend any such suit or action. If ELI LILLY finds it necessary to join CUBIST in such suit or action, CUBIST shall execute all papers and perform such other acts as may be reasonably required at ELI LILLY's expense. CUBIST may, at its option, join as a party to such suit and be, at its expense, represented by counsel of its choice, provided that ELI LILLY shall continue to control the prosecution or defense of such suit. Unless CUBIST and ELI LILLY otherwise agree, any amount recovered in any such action, whether by judgment or settlement, after deducting ELI LILLY's reasonable expenses (including attorneys' fees), and payment to CUBIST of damages in respect of CUBIST's lost profits for which ELI LILLY recovers payment and CUBIST's reasonable expenses (including attorneys' fees) incurred in connection with an action or suit in which ELI LILLY requested that CUBIST be joined or in which CUBIST voluntarily joined, shall be paid to or retained by ELI LILLY.

8.03 If CUBIST determines in good faith in consultation with ELI LILLY that the manufacture, use or sale of Compound in the Field would infringe the intellectual property rights of a third party unaffiliated with either CUBIST or ELI LILLY, and it therefore becomes necessary to pay a royalty, license fee or other compensation to that party to avoid a claim of infringement, then CUBIST and ELI LILLY shall each bear [ ]* provided that ELI LILLY's share of such obligation shall be deducted from CUBIST's royalty payments due to ELI LILLY, and further provided that CUBIST's payment, pursuant to this Agreement, to ELI LILLY in any one (1) year would never be reduced by more than [ ]*. If, as a result of the preceding sentence, CUBIST bears more than [ ]* of the royalty, license fee or other compensation due to a third party under this Section 8.04, the amount of the excess may be carried forward and used by CUBIST as a credit against royalties due ELI LILLY in subsequent royalty periods, provided that in no event shall CUBIST's royalty payments to ELI LILLY be reduced by more than
[     ]*.

8.04 Each party agrees to cooperate with the other in legal action taken to enforce, defend or maintain a Patent licensed hereunder or concerning Know-How licensed hereunder, including litigation proceedings.

8.05 ELI LILLY shall take all steps necessary to maintain the Patents in the Field, including without limitation the preparation, filing and prosecution of new patent applications, through an attorney of their choice. CUBIST shall reimburse ELI LILLY for one half (1/2) of its reasonable out-of-pocket expenses incurred after the Effective Date paid to third parties for patent preparation, reasonable attorney fees, patent filing fees, applications for patent term extensions and SPC's, translation fees for patent purposes, and patent maintenance fees for Patents licensed hereunder within thirty (30) days of receipt of an itemized expense report from ELI LILLY for such patent related expenses.

(a) If CUBIST reasonably believes that ELI LILLY is failing to maintain one or more of its Patents in the Field, CUBIST shall provide ELI LILLY sixty (60) days written notice of its intent to assume maintenance of such Patents itself If ELI LILLY fails to resume maintenance of the Patents in the Field that CUBIST reasonably believes that ELI LILLY is failing to maintain or to provide reasonable evidence


--------------------------
* Confidential Treatment requested: material has been omitted and filed separately with the Commission.

demonstrating that ELI LILLY is maintaining these Patents in the Field at the expiration of such sixty (60) day period, CUBIST may, through an attorney of their choice, take all necessary actions to maintain the Patents, and shall be
entitled to deduct [         ]* of the costs and expenses incurred from any of
CUBIST's payments pursuant to Article 4.04. In such event, ELI LILLY shall complete all acts and execute and deliver all instruments and other documents and render CUBIST assistance as is necessary or desirable for CUBIST to assume the filing, prosecution and maintenance of such Patents in the Field that ELI LILLY has not resumed maintenance of or demonstrated that it is maintaining.

(b) ELI LILLY shall keep CUBIST currently advised as to the status of all patents and patent applications which relate to Patents and to supply CUBIST promptly with copies of all patents, patent applications, substantive patent office actions, substantive responses received or filed in connection with such applications. CUBIST may itself or through its attorney offer comments and suggestions with respect to the matters that are the subject of this Article 8.06, and ELI LILLY agrees to consider carefully such comments and suggestions; however, nothing herein shall obligate ELI LILLY to follow such comments or suggestions.

(c) ELI LILLY shall notify CUBIST of their intention to abandon a patent or patent application which relates to Patents (either a total series of Patents or patent applications or on a country by country basis). At CUBIST's option, CUBIST may maintain such patent or patent application relating to Patent that ELI LILLY plans to abandon either a total series of Patents or patent applications or on a country by country basis) at CUBIST's sole expense, and CUBIST shall receive title to such patent or patent application and such patent shall no longer then be considered a Patent for purposes of this Agreement.

8.06 CUBIST shall take all steps necessary to maintain its patents and patents relating to Compound in the Field, including without limitation the preparation, filing and prosecution of new patent applications through an attorney of its choice, provided that a copy of any new patent applications relating to Compound in the Field, to be filed by CUBIST or a sub-licensee of CUBIST, will be supplied to ELI LILLY at least thirty (30) days prior to the filing date of such patent application.


--------------------------
* Confidential Treatment requested: material has been omitted and filed separately with the Commission.

         CUBIST shall keep ELI LILLY currently advised as to the status of all patents and patent applications which relate to patents filed by CUBIST in the Field and to supply ELI LILLY promptly with copies of all patents, patent applications, patent office actions, responses and other papers received or filed in connection with such applications. ELI LILLY may itself or through its attorney offer the other comments and suggestions with respect to the matters that are the subject of this Article 8.06, and CUBIST agrees to consider carefully such comments and suggestions, however, nothing herein shall obligate CUBIST to follow such comments or suggestions.


                                    Article 9
                                   Assignment

9.00 Neither party may assign or delegate any of its rights or duties under this Agreement without the prior written consent of the other, except that either party may assign this Agreement to a person or party that has purchased or succeeded to all or substantially all of the business and assets of the assignor to which the Agreement relates, and that has assumed in writing or by operation of law such party's obligations under this Agreement, provided that CUBIST shall be permitted to sub-license its rights hereunder as provided under Section 2.01 above. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns insofar as this Agreement is assignable. The assignor of this Agreement shall guarantee the performance of the obligation of this Agreement by such successor or assigns. Nothing herein is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.


                                   Article 10
                              Term And Termination


10.00 The term of this Agreement shall be for the period commencing as of the Effective Date and ending on the later of (a) the expiration of the last of the Patents to expire or (b) the end of the tenth year from the date of first sale in the first Major Market Country where Know-How royalties are due, unless and until earlier terminated as provided in this Article. Upon the expiration of this Agreement, CUBIST shall retain a fully paid-up, royalty free license under the Know-How for purposes consistent with this Agreement and limited to use in the Field.

10.01 If either party defaults in the performance of its material obligations hereunder, including but not limited to CUBIST's failure to use commercially reasonable efforts to develop Compound (provided, however, that this shall not be construed as a guarantee that any Compound will be successfully developed),
and if any such default is not corrected within [   ]* after it shall have been
called to the attention of the defaulting party, in writing, by the other party, then the other party, at its option, may, in addition to any other remedies it may have, thereupon terminate this Agreement by giving written notice of termination to the defaulting party.

10.02 This Agreement may be terminated by either party, on notice, (i) upon the institution by the other party of insolvency, receivership or bankruptcy proceedings, (ii) upon the institution of such proceedings against the other party, which are not dismissed or otherwise resolved in such party's favor within sixty (60) days thereafter, and (iii) upon the other party's dissolution or ceasing to do business in the normal course.

10.03 CUBIST may terminate this Agreement at any time, upon thirty (30) days prior written notice to ELI LILLY and upon a reasonable determination by CUBIST that continued development of the Compound hereunder is not commercially
reasonable. [    ]*.

10.04 Termination of this Agreement for any reason shall not result in any obligation by ELI LILLY to repay any payments made to it by CUBIST prior to such termination.

10.05 Upon termination of this Agreement for any reason, the sub-licenses shall be automatically assigned to ELI LILLY, and ELI LILLY shall be bound by the terms of such sub-licenses provided that the sub-licensees continue to perform in accordance with their respective sublicense agreements. Notwithstanding the foregoing, ELI LILLY's obligations to any such sublicensee shall not be interpreted to extend beyond any obligations to CUBIST hereunder with respect to the subject matter of the sub-license.

10.06 Upon termination of this Agreement for any reason, except for termination caused by material breach by ELI LIILLY, all licenses granted to CUBIST pursuant to Article 2 shall terminate, Cubist furthermore shall transfer to ELI LILLY all regulatory filings and regulatory correspondence, patent filings and patent office correspondence, any and all other clinical and non-clinical data, records and tabulations related to the Compound; and shall execute any and all documents of such patent offices and/or patent receiving offices, and/or regulatory agencies, including the US FDA, so as to allow ELI LILLY to make immediate use of such data, records, patent applications and/or patents and regulatory filings. ELI LILLY shall not be obligated to treat such information received pursuant to this Section 10.06 as Confidential Information and may use such information, data and know-how for any purpose at ELI LILLY's discretion.

         If CUBIST terminates this Agreement due to ELI LILLY's material breach, CUBIST's licenses pursuant to Article 2 shall continue for so long as CUBIST continues to fulfill their payment obligations pursuant to Articles 4 and 5.

10.07 Termination of this Agreement for any reason shall not terminate the provisions set forth in Article 6 with respect to actions arising with respect to periods prior to termination, as well as Articles 7, 10, 13, 15, and 17 hereof The obligations of those Articles shall continue in full force and effect following any such termination.

10.08 Upon termination of this Agreement for any reason, neither party shall be relieved of obligations with respect to periods prior thereto, including any obligation to make payments, including but not limited to obligations pursuant to Articles 4, 5, 6 or 10, or reports regarding sale prior to such termination.

10.09 If CUBIST determines that it will not develop or market Compound in one or more countries, either by itself or through the efforts of a sublicensee, or if ELI LILLY makes written request to CUBIST to develop or sell Compound in one or more countries and in which countries CUBIST either by itself or through the efforts of a sublicensee, has taken no action, all rights including rights to develop, market and sell Compound in that country(ies) shall revert to ELI LILLY
[    ]* after CUBIST receives written notice of ELI LILLY's intent to pursue those rights is received by CUBIST if CUBIST either by itself or through the efforts of a sublicensee, has taken no action toward such development or marketing prior to the end of that year.


--------------------------
* Confidential Treatment requested: material has been omitted and filed separately with the Commission.

                                   Article 11
                                  Force Majeure

11.00 If the performance of this Agreement or any obligations hereunder, except the making of payments, is prevented, restricted or interfered with by reason of fire or other casualty or accident, earthquake, supplier delay, strikes or labor disputes, war or other violence, any law, order, proclamation, regulations, ordinance, demand or requirement of any government agency, or any other act or condition beyond the reasonable control of the parties hereto ("Event of Force Majeure"), the party so affected upon giving prompt notice to the other party shall be excused from such performance to the extent of such prevention, restriction, or interference; provided that the party so affected shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch and that such party exercises due diligence to overcome such circumstances.

11.01 The party suffering an Event of Force Majeure shall notify the other party within fifteen (15) days of the occurrence of such Events of Force Majeure and within thirty (30) days shall furnish the other party with a recovery plan of action. Without limiting the foregoing, a party suffering an Event of Force Majeure shall use its reasonable best efforts to limit the impact of the Event of Force Majeure on such party's performance of this Agreement.


                                   Article 12
                                     Notices

12.00 Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes five (5) days after having been mailed by first class certified or registered mail, postage prepaid or by fax which is confirmed by certified mail. Unless otherwise specified in writing, the mailing addresses of the parties shall be as described below.

For ELI LILLY

         ELI LILLY & COMPANY

         Attn: Legal Division
         Lilly Corporate Center
         Indianapolis, Indiana 46285

For CUBIST:
         Mark Carthy
         Chief Business Officer
         Cubist Pharmaceuticals Incorporated
         24 Emily Street
         Cambridge, MA 02139

with a copy to:
         CUBIST's Legal Counsel:
         Michael Lytton
         Palmer & Dodge
         One Beacon Street
         Boston, MA 02108


                                   Article 13
                                  Governing Law

13.00 This Agreement shall be governed by and interpreted in accordance with the laws of the State of Indiana, United States of America, without reference to conflict of laws principles.

In the event of any action, controversy or claim arising out of or relating to any provision of this Agreement or the breach, termination or enforceability thereof, ELI LILLY and CUBIST shall make all efforts to settle those conflicts amicably between themselves. Should they fail to agree, the parties may assert any remedy available at law or in equity to enforce its rights under this Agreement.


                                   Article 14
                                Partial Validity

14.00 If any provision of this Agreement shall be found or be held to be invalid or unenforceable by a court of competent jurisdiction in which this Agreement is being performed, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect. In such event, the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.


                                  Article 15
                                 Confidentiality

15.00 Except as otherwise provided in this Article 15, during the term of this
Agreement and for a period of [   ]* the parties shall maintain the Confidential
Information in confidence and use it only for purposes specifically authorized under this Agreement. To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement: (i) a party may disclose Confidential Information it is otherwise obligated under this
Article 15 not to disclose to third parties, on a need-to- know basis and on condition that such entities or persons agree to keep the Confidential Information confidential for the same time periods and to the same extent as such party is required to keep the Confidential Information confidential hereunder; and (ii) a party may disclose such Confidential Information to government or other regulatory authorities as required by law or statute. The parties hereto understand and agree that remedies at law may be inadequate to protect against any breach of any of the provisions of this Article 15 by either party or their employees, agents, officers or directors or any other person acting in concert with it or on its behalf Accordingly, each party shall be entitled to, but not limited to, the granting of injunctive relief by a court of competent Jurisdiction against any action that constitutes any such breach of this Article 15.

15.01 Notwithstanding the provisions of Section 15.00 above, CUBIST shall be free to make disclosures to third parties of Confidential Information of ELI LILLY consisting of data regarding the Compound in the Field under circumstances where, in CUBIST's reasonable business judgment, such disclosures will (i) further the development and commercialization of the Compound and (ii) not adversely affect any patent rights of ELI LILLY of which it is aware, provided, however, that in the case of (a) technical papers disclosing such Confidential Information, or (b) other disclosures where LILLY's name is used or would reasonably be implied from the context, CUBIST will provide a copy of the
proposed paper or disclosure to ELI LILLY at least [         ]* in advance of
publication and will not proceed with such publication or


--------------------------
* Confidential Treatment requested: material has been omitted and filed separately with the Commission.

disclosure without the consent of ELI LILLY, which consent will not be unreasonably withheld; and further, provided, that in the case of all other written disclosures of Confidential Information, CUBIST will provide to ELI LILLY a copy of the material incorporating such disclosure as promptly as is practicable, and in no event later than one (1) week after the disclosure takes place.

15.02 ELI LILLY will make no public pronouncements referencing this Agreement or CUBIST without CUBIST's express written approval. No license or rights are granted to either party to use the name of the other without express written approval. CUBIST's first public announcement of this Agreement, attached hereto as Exhibit 4, may be released by CUBIST upon full execution of this Agreement. Except as provided by Exhibit 4, CUBIST shall not release any information regarding the existence or terms of this Agreement that is not required by law.


                                  Article 16
                                Entire Agreement

16.00 The terms and conditions herein contained, including the Exhibits hereto, constitute the entire agreement and understanding of the parties relating to the subject matter of this Agreement and supersedes all previous communications, proposals, representations, and agreements, whether oral or written, relating to the subject matter of this Agreement.

No agreement or understanding varying or extending the same shall be binding upon either party hereto unless in a written document which expressly refers to this Agreement and which is signed by both parties to be bound thereby.


                                   Article 17
                                  Miscellaneous

17.00 It is understood and agreed that each party shall have the status of an independent contractor under this Agreement and that nothing in this Agreement shall be construed as authorization for either ELI LILLY or CUBIST to act as agent for the other. Nothing contained herein or done in pursuance of this Agreement shall constitute either party the agent of the other party for any purpose or in any sense whatsoever, or constitute the parties as partners or joint venturers.

17.01 The failure of either party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter.

17.02 The headings set forth at the beginning of the various Articles of this Agreement are for reference and convenience and shall not affect the meanings of the provisions of this Agreement.

17.03 During the term of this Agreement, ELI LILLY shall not, directly or indirectly through or in connection with any third party, conduct research, develop, make or market Compound for use in the Field.

17.04 This Agreement may not be amended, supplemented, or otherwise modified except by an instrument in writing signed by both parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in duplicate by duly authorized officers or representatives as of the date first above written.




ELI LILLY & COMPANY                         CUBIST PHARMACEUTICALS
                                            INCORPORATED

By:/s/ William R. Ringo                     By:/s/ Mark Carthy
   -------------------------------             ---------------------------------
    William R. Ringo
    President, Infectious Diseases          Print name:Mark Carthy
    Business Unit                                      -------------------------
                                            Title:Vice President and Chief
                                                  ------------------------------
                                                  Business Officer
                                                  ----------------